UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 17, 2021
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MERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-23460	04-3683628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Easter Ave. Suite 200, Las Vegas, NV 89123
(Address of principal executive offices) (Zip Code)

604-500-4157
Registrant’s telephone number, including area code

2240 NW 19 th Street, Suite 911, Boca Raton, Florida 33431

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01
Changes in Control of Registrant

On March 17, 2021, Gary Spaniak entered into a Stock Purchase Agreement under which Benny Doro purchased 1,000,000 shares each of Preferred A, Preferred B and 1,000 Preferred C shares of preferred stock. This gives Doro majority voting control of the corporation.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 17, 2021, Gary Spaniak resigned from all officer and director positions with the corporation and Benny Doro is hereby appointed as interim director, president, secretary and treasurer and Rafi Markarian as director to serve until the next regularly scheduled election.

Mr. Benny Doro, President, Director, Age 53

Benny Doro is a successful New York based businessman with over twenty years of experience in venture capital, early stage financing, entertainment media management and financial payment software development.

In 2002, Mr. Doro became a partner in Marketview Financial Group, Inc. a private investment banking firm based on Wall Street. Mr. Doro has been instrumental in developing a number of projects from fruition thought funding through to taking them public.

Mr. Doro is also a co- founder and President at Universal Vision Group, a leading provider e-commerce software providing international multi-currency pre-paid cards to both corporate users and consumers offering a complete Tier 1 pre-paid card issuer processing infrastructure. The company is also a e-commerce Payments Systems Provider with multiple banking relations and clients across America and internationally.

Mr. Doro serves on the Board of Directors at Pyramid Media, Inc. (Pyramid Records), an entertainment company with multiple artists that provides major distribution through INgrooves Fontana and Universal Music Group Distribution, the largest distributor of music in the world.

In 1995, Mr. Doro founded NextLevel Productions Inc., a multi-media advertising and marketing company. As CEO of the company, he managed multiple clients including negotiating content deals with artists such as Madonna, Van Halen, U2, KISS, Britney Spears, Jessica Simpson, and Sony Fanfire. In 2001, NextLevel merged with Wiremix Media Inc., and became the largest digital advertising company in the online gambling industry with over 65 clients. In 2002, Mr. Doro negotiated the sale of NextLevel to a publicly traded company.

From 1985 to 2000, Mr. Doro performed in and managed a Rock and Roll band under the tutelage of Paul Stanley from KISS, which saw him performing in venues world-wide, while providing him with priceless insight into the entertainment and music industries

Mr. Doro was also an officer and director of Atlantic Acquisition II, Inc., from (since June 29, 2020), and Atlantic Acquisition I, Inc.(from Dec. 29, 2020 to Feb. 2018) a blank check both of which a blank check which recently went effective and is behind in its reporting obligations.

Rafi Markarians, Treasurer, Director Age 56

Rafi Markarian is the VP of finance and business development for All Your Foods USA. He has been instrumental in financing various company and help negotiate many of the earlier partnerships.

Previously Mr. Markarian has been involved in several other high tech groups bringing financing and helping negotiate some of the agreements. With over 35 years of financial experience Mr. Markarian continues to be a key partner in the companies ongoing growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mera Pharmaceuticals, Inc.

Dated: March 17, 2021	By:	/s/ Benny Doro
	Name:	Benny Doro
	Title:	Chief Executive Officer and President